SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported) October 21, 2011

VERAMARK TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-13898	16-1192368
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)
1565 Jefferson Rd, Rochester, New York 14623
(Address of Principal Executive Offices including zip code)

(585) 381-6000
(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)           On October 21, 2011, the Board of Directors of Veramark Technologies, Inc. (the “Registrant”), elected Ronald J. Casciano as a Director for a term ending at the next annual meeting of stockholders.  Mr. Casciano will serve as a member of the Registrant’s Audit Committee and as Chair of that committee.

The Board of Directors did not elect Mr. Casciano pursuant to any arrangements or understandings between Mr. Casciano and the Company or any other person. There are no material transactions between Mr. Casciano and the Company or any other person.

Mr. Casciano is the Vice President, Chief Financial Officer and Treasurer of PAR Technology Corporation.  He previously held the position of Corporate Controller of PAR Technology Corporation.   He has been employed by PAR Technology Corporation since 1983.  Mr. Casciano  is a certified public account licensed in the State of New York.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized in Rochester, New York on October 21, 2011.

Veramark Technologies, Inc.

By:	/s/ Ronald C. Lundy,
Ronald C. Lundy,
Vice President of Finance and Chief Financial Officer